FORT JAMES CORPORATION DECLARES QUARTERLY DIVIDEND


         DEERFIELD, ILLINOIS, October 19, 2000 -- The Board of Directors of Fort James Corporation today declared a regular quarterly dividend of $.15 per share on the issued and outstanding shares of common stock of the company. The dividend is payable on December 29, 2000, to common shareholders of record at the close of business on December 15, 2000.


         Fort James is a leading international consumer products company, serving consumers both at home and away-from-home with bathroom and facial tissue, paper towels, napkins, cotton pads, cups, plates, cutlery and food wrap products. The company's popular brands include QUILTED NORTHERN, SOFT `N GENTLE, BRAWNY, MARDI GRAS, SO-DRI, VANITY FAIR and DIXIE in North America and LOTUS, OKAY, EMBO, COLHOGAR, TENDERLY, KITTENSOFT, DELICA and DEMAK'UP in Europe. With 1999 sales of $6.8 billion, the company has approximately 50 manufacturing facilities principally located in the U.S., Canada and Europe.

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         Copies of today's news release,  along with  additional  information on
Fort James, is available, at no charge, by calling (888) 526 3711. You may also access the company's web site at Internet address http://www.fortjames.com.